PRESS RELEASE

FOR IMMEDIATE RELEASE: CompX International Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	CONTACT: David A. Bowers Chief Executive Officer Tel.: 864-286.1122

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 2, 2016 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on December 13, 2016 to stockholders of record at the close of business on December 5, 2016.

CompX is a leading manufacturer of security products and recreational marine components.

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